Exhibit 99.1

LPL FINANCIAL ANNOUNCES COMPLETION OF DEBT TRANSACTION AND START OF ACCELERATED SHARE REPURCHASE PROGRAM

SAN DIEGO, Nov. 24, 2015 - LPL Financial Holdings Inc. (NASDAQ: LPLA), parent of leading retail investment advisory firm and independent broker-dealer LPL Financial LLC, today announced that it has completed a debt transaction and entered into an accelerated share repurchase program.
“I’m pleased to announce several steps we have taken to execute on our previously announced leverage and share repurchase plans,” said Matthew Audette, chief financial officer. “As planned, we raised new debt of $700M, amended our covenants to enable higher leverage, extended the maturity of a significant portion of our existing credit facilities, and used $150M of the proceeds to fully pay off our revolver. With our debt transaction now completed, we are moving forward in deploying the proceeds in connection with our previously announced $500M share repurchase program. And our first step is a $250M accelerated share repurchase plan.”
On Nov. 20, 2015, the Company’s subsidiary LPL Holdings, Inc. (LPLH) entered into $700M of new term loans due Nov. 20, 2022 and extended $631M of its existing term loans to Mar. 29, 2021. As amended, the maximum permitted net leverage covenant is 5 times adjusted EBITDA until Jan. 1, 2017, when it decreases to 4.75 times. Following the debt transaction, LPLH now has a net leverage ratio of 3.7 times. The minimum interest coverage covenant remains at 3 times adjusted EBITDA. LPLH has a $400M revolving credit facility, which is now currently undrawn, and the Company has more than $200M in cash available for corporate use.
The following table summarizes the outstanding balances and terms of LPLH’s credit facilities before and after the transaction. For the Term Loan B credit facilities, there is a LIBOR floor of 75 basis points.

Credit Facility	Prior			Current
	Amount	Cost	Maturity	Amount	Cost	Maturity
Revolving Credit Facility Loans	$150M	L+250bps	2019	$0		2019
Term Loan A	$459M	L+250bps	2019	$459M	L+250bps	2019
Term Loan B	$1,057M	L+250bps	2019	$426M	L+250bps	2019
Extended Term Loan B				$631M	L+350bps	2021
New Term Loan B				$700M	L+400bps	2022
Total / Weighted Average (at Current LIBOR)	$1,666M	3.1%		$2,216M	3.9%
LPLH incurred approximately $21M of debt issuance costs, including $7 million of original issuance discount. The vast majority of the $21M of debt issuance costs are expected to be capitalized and amortized over the life of the loan.
The debt transaction was managed by an arranger group of eight banks led by J.P. Morgan Securities LLC. Following the debt transaction, credit rating agencies Moody’s and S&P each assigned LPLH a stable outlook with ratings of Ba3 and BB- respectively.
On Nov. 24, 2015, the Company entered into a $250M accelerated share repurchase program with Goldman, Sachs & Co. The Company estimates this program will take several months to complete.

Forward-Looking Statements
Statements in this press release, including regarding the Company's share repurchase program and accelerated share repurchase plan, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates, and expectations as of November 24, 2015. The words “anticipates,” “believes,” “expects,” “may,” “plans,” “predicts,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied by the Company will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: the price and availability of shares and trading volumes of the Company's common stock, which will determine the timing and size of future share repurchases; changes in general economic and financial market conditions, including retail investor sentiment; fluctuations in the value of advisory and brokerage assets; fluctuations in levels of net new advisory assets and the related impact on fee revenue; effects of competition in the financial services industry; changes in the number of the Company's financial advisors and institutions, and their ability to market effectively financial products and services; changes in interest rates and fees payable by banks participating in the Company's cash sweep program, including the Company's success in negotiating agreements with current or additional counterparties; changes in the growth of the Company's fee-based business; the effect of current, pending and future legislation, regulation and regulatory actions, including the fiduciary rule proposed by the U.S. Department of Labor and disciplinary actions imposed by federal and state securities regulators or self-regulatory organizations; the costs of settling and remediating issues related to pending or future regulatory matters; execution of the Company's expense management plans and its success in realizing the savings and service improvements expected to result from its initiatives and programs, particularly its technological initiatives; the Company's success in negotiating and developing commercial arrangements with third-party service providers; the performance of third-party service providers on which the Company relies; the Company's ability to control operating risks, information technology systems risks, and sourcing risks; the Company’s ability to recruit new advisors and attract new business to its platform; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2014 Annual Report on Form 10-K and any subsequent SEC filings. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on those statements as representing the Company's views as of any date subsequent to the date of this press release.
About LPL Financial
LPL Financial, a wholly owned subsidiary of LPL Financial Holdings Inc. (NASDAQ:LPLA), is a leader in the retail financial advice market and currently serves $462 billion in advisory and brokerage assets. LPL is one of the fastest growing RIA custodians and is the nation's largest independent broker-dealer (based on total revenues, Financial Planning magazine June 1996-2015). The Company provides proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to more than 14,000 independent financial advisors and over 700 banks and credit unions, enabling them to help their clients turn life's aspirations into financial realities. Advisors associated with LPL also service an estimated 40,000 retirement plans with an estimated $115 billion in retirement plan assets, as of September 30, 2015. LPL also supports approximately 4,300 financial advisors licensed and affiliated with insurance companies with customized clearing, advisory platforms, and technology solutions. LPL Financial and its affiliates have 3,413 employees with primary offices in Boston, Charlotte, and San Diego. For more information, please visit www.lpl.com.
Securities and advisory services offered through LPL Financial. A registered investment advisor, member FINRA/SIPC.
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LPLA-F

Media Contact:

Investor Relations
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LPL Financial
Phone: (617) 897-4574
Email: investor.relations@lpl.com

Media Relations
Brett Weinberg
LPL Financial
Phone: (980) 321-1904
Email: brett.weinberg@lpl.com